Exhibit 10.1

Payoff Letter

October 10, 2023

To: noco-noco Inc.

Ladies and Gentlemen:

This letter agreement (“Letter”) is effective on the date first written above and delivered by each of the undersigned in connection with the issuance and registration of certain ordinary shares of noco-noco Inc. (“PubCo”).

Reference is made to (i) the engagement letter entered into by and among Prime Number Acquisition I Corp. (“PNAC”), Prime Number Capital LLC (“PNCPS”) and WestPark Capital, Inc. (“WestPark”) as of October 25, 2022 (the “Financial Advisory Engagement”), pursuant to which PNCPS and WestPark would receive the deferred underwriting fee in the mount of $2,257,500 from PNAC and be reimbursed by PNAC for up to $20,000 for reasonable out-of-pocket expenses in connection with the performance of their services thereunder; (ii) the engagement letter entered into by and between PNAC and PNCPS as of October 25, 2022 (as amended by an amendment dated January 31, 2023 setting forth the compensation therefor, the “Business Combination Advisory Engagement”), pursuant to which PNCPS agreed to use its reasonable efforts in identifying and introducing potential targets, valuate potential business combination and assess the proposed structure for business combination and assist in managing the process and other related service, and PNAC agreed to pay or cause the surviving entities of the business combination to pay PNCPS (x) $500,000 cash and issue PNCPS 609,756 ordinary shares of the surviving listed company upon the closing of the business combination, and (y) to reimburse PNCPS up to $5,000 for its reasonable out-of-pocket expenses in rendering services; and (iii) the placement agent agreement entered into by and between PNAC and PNCPS as of April 30, 2023 (the “Placement Agent Agreement”), pursuant to which PNCPS agreed to act as the placement agent for the solicitation and placement of securities of PNAC, in exchange for a placement fee of 7% of the aggregate gross proceeds received by PNAC from the sales of such securities. The Financial Advisory Engagement, the Business Combination Advisory Engagement and Placement Agent Agreement are collectively referred to herein as the “Prime Agreements”.

PNAC and noco-noco Pte. Ltd. completed the business combination on August 25, 2023 (the “Business Combination”) and PubCo is the surviving listed company after the Business Combination. The ordinary shares and warrants of PubCo has commenced trading on Nasdaq Capital Market on August 28, 2023. In connection with and as a result of the Business Combination, certain amounts and obligations have become due and payable by PNAC and/or PubCo under the Prime Agreements, and any and all such amounts and obligations are referred to as “Payoff Amount”. Other than the Payoff Amount, there is no other amount due or payable by PNAC or PubCo to PNCPS, WestPark or any of their affiliates.

In consideration of the mutual covenants and agreements included in the Prime Agreements, this Letter and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of PNCPS and WestPark hereby agrees to (i) equitize the entire Payoff Amount by subscribing for (including having its designated person subscribe for) such number of PubCo’s ordinary shares (the “Payoff Shares”), as set forth opposite their respective name on Exhibit A attached hereto, (ii) to execute and deliver (including having its designated person execute and deliver) the applicable documents required by PubCo for allotment and issuance of the Payoff Shares, and (iii) to timely provide PubCo with such information as PubCo may request in order to register the Payoff Shares in a registration statement (the “Registration Statement”).

Each of PNCPS and WestPark hereby acknowledges and agrees that (a) upon the execution and delivery of this Letter, the Prime Agreements shall be terminated automatically without further force and effect and any claims thereunder shall be released, and (b) upon the delivery of the Payoff Shares, without any further action by any party, (i) the Payoff Amount will be deemed fully paid, satisfied, released and discharged and (ii) no further payment, obligation or consideration shall be due or attributable to PNAC, PNCPS or WestPark in connection with the Payoff Amount.

Each of the undersigned represents and warrants that (i) it has all requisite power and authority to execute and deliver this Letter and to perform such party’s obligations hereunder; (ii) the execution and delivery by such party of this Letter has been validly authorized by all necessary corporate or other action on the part of such Party; and (iii) this Letter has been validly executed and delivered by such party and, assuming this Amendment constitutes the valid and binding obligation of each other Party, constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

This Letter supersedes all other prior oral or written agreements between each of the undersigned, their respective affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Letter contains the entire understanding of the parties with respect to the matters covered herein. This Letter may be executed in counterparts and electronically, each of which taken together shall constitute one and the same instrument. This Letter shall be governed by and construed in accordance with the laws of Singapore. Any dispute arising out of or in connection with this Letter shall be referred to and finally resolved by arbitration administered by the Singapore International Arbitration Centre in accordance with the Arbitration Rules of the Singapore International Arbitration Centre for the time being in force, which rules are deemed to be incorporated by reference in this clause.

[Signature Page to Follow]

Very truly yours,

Prime Number Capital LLC

By:	/s/ Xiaoyan Jiang
Name: Xiaoyan Jiang
Title: Chairwoman

WestPark Capital, Inc.

By:	/s/ Richard Rappaport
Name: Richard Rappaport
Title: CEO

Accepted and Agreed by:

noco-noco Inc.

By:	/s/ Masataka Matsumura
Name: Masataka Matsumura
Title: Director and CEO

Prime Number Acquisition I Corp.

By:	/s/ Masataka Matsumura
Name: Masataka Matsumura
Title: Director

Signature Page to Payoff Letter

Exhibit A

Issuance Instructions

Recipient	Number of PubCo Ordinary Shares
Prime Number Capital LLC	US$1,653,750 divided by Per Share Price

WestPark Capital, Inc.	US$1,128,750 divided by Per Share Price

Per Share Price means 95% of the average volume weighted average price of the ordinary shares of PubCo over the 20 trading days preceding the date of effectiveness of the Registration Statement.

Exhibit A to Payoff Letter